October 31, 2005

Securities and Exchange Commission

450 5th Street N.W.

Washington D.C. 20549

Re Authorization to Sign Rule 16 Forms

I am a Senior Vice President-elect of General Electric Company

"GE" and until further written notice I hereby individually

authorize Michael R. McAlevey (GE's Chief Corporate and Securities

Counsel), Tom J. Kim (GE's Corporate and Securities Counsel),

Ning Chiu (GE's Corporate and Securities Counsel), and

Eliza W. Fraser (GE's Associate Corporate Counsel) to sign on my behalf the attached Form 3 and any Form 4 Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General Electric

Company securities and to take any other action of any type

whatsoever in connection with the foregoing which in his or

her opinion may be of benefit to in the best interest of or

legally required by me.

Very truly yours,

s/Mark M. Little

Mark M. Little

State of New York

ss

County of Schenectady

Subscribed and sworn to me on

this the 31st of October 2005

s/Carol A. Plue

Name Carol A. Plue

Notary Republic

My commission expires 5/17/08